SunAmerica Inc.                                            Susan L. Harris
                                                           Senior Vice President
1 SunAmerica Center                                        and General Counsel-
Century City                                               Corporate Affairs
Los Angeles, CA  90067-6022                                and Secretary
310-772-6540
Fax: 310-772-6574


                                                   [LOGO]  SUNAMERICA









VIA EDGAR
---------


October 28, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:     FS Variable Annuity Account Two
        First SunAmerica Life Insurance Company
        File No. 33-81470
        -----------------------------------------

Ladies and Gentlemen:

        Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during the fiscal year ended August 31, 1996, by FS Variable Annuity Account Two were legally issued, fully paid and non-assessable.

        I am a member of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America.

Very truly yours,


/s/ SUSAN L. HARRIS

Susan L. Harris